UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor MIchigan	48320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The NASDAQ Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 10, 2022, the audit committee of the board of directors of Zivo Bioscience, Inc. (the “Company”) approved the engagement of BDO USA, LLP (“BDO ”) and appointed BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021, effective immediately. During the Company’s two most recent fiscal years, neither the Company nor anyone on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed, Wolinetz, Lafazan & Company, P.C., notified the Company of its resignation on November 30, 2021.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Payne Engagement Letter

As previously disclosed, effective as of January 7, 2022, the Board of directors of the Company appointed Mr. John B. Payne as the Company’s President and Chief Executive Officer.

On February 15, 2022, the Company and Mr. Payne entered into a written agreement concerning Mr. Payne’s employment (the “Payne Contract”). The Payne Contract provides that Mr. Payne will receive a $400,000 annual salary, which amount is subject to review and may be adjusted based on the Company’s normal performance review practices, and that Mr. Payne is eligible for an annual performance bonus up to one hundred twenty-five percent (125%) of Mr. Payne’s effective salary for the applicable bonus year based on Mr. Payne’s performance and the Company’s performance. Mr. Payne will be an at-will employee of the Company.

Subject to the terms of the Company’s 2021 Equity Incentive Plan (as such plan may be amended, modified or replaced, the “ZIVO 2021 Plan”) and the form of award agreement issued thereunder, on an annual basis Mr. Payne will be eligible to receive restricted stock awards or restricted stock units at a valuation of approximately $400,000.

A copy of the Payne Contract is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Payne Contract is qualified in its entirety by reference to such exhibit.

ZIVO 2021 Plan

As previously disclosed, at the Company’s 2021 annual stockholders meeting, the stockholders of the Company approved the ZIVO 2021 Plan. The ZIVO 2021 Plan had previously been approved by the Board, subject to stockholder approval. The ZIVO 2021 Plan became effective on October 12, 2021. Under the ZIVO 2021 Plan, 1,000,000 new shares of the Company’s common stock were initially reserved for issuance. In addition, the number of shares of ZIVO common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, in an amount equal to (i) 5% of the total number of shares of ZIVO common stock outstanding on December 31 of the fiscal year before the date of each automatic increase, or (ii) a lesser number of shares determined by our Board of Directors prior to the date of the increase. The full details of the ZIVO 2021 Plan are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 13, 2021, as supplemented on September 22, 2021, and is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated as of February 15, 2022, by and between John Payne and the Company
10.2	Zivo Bioscience, Inc. 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within Inline XBRLdocument)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: February 16, 2022	By:	/s/ Keith Marchiando
Keith Marchiando Chief Financial Officer, Secretary and Treasurer

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